Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Auditors" and "Financial Information" in the Statement of Additional Information and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of American Enterprise Life Assurance Company and to the use of our report dated March 19, 2004 with respect to the financial statements of American Enterprise Variable Annuity Account included in Post-Effective Amendment No. 17 to the Registration Statement (Form N-4, No. 333-92297) which has been incorporated by reference in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-4, No. 333-92297) for the registration of the American Express Innovations(SM) Classic Select Variable Annuity offered by American Enterprise Life Assurance Company.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
October 7, 2004